TERMINATION OF LOCK-UP AGREEMENT

THIS TERMINATION OF LOCK-UP AGREEMENT (the “Agreement”) is entered into as of September 1, 2010, by and between Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), and [_____________] (collectively, the “Stockholder”), and the Stockholder Affiliated Entities identified on the signature page (the “Stockholder Affiliated Entities”).

Overview

           On October 22, 2003, the Company and Stockholder, together with the Stockholder Affiliated Entities, entered into a Lock-Up Agreement (the “Lock-Up Agreement”).  The Lock-Up Agreement restricted the number of shares of the Company’s stock that Stockholder and the Stockholder Affiliated Entities could sell or transfer as more fully described in the Lock-Up Agreement.

Background Information

The Company has facilitated a secondary offering in which certain founders of the Company, including Stockholder and/or a Stockholder Affiliated Entity, sold a portion of their shares of Class A common stock in the Company.  Pursuant to Section 17 of the Lock-Up Agreement, the Company, Stockholder and the Stockholder Affiliated Entities desire to terminate all rights, obligations and restrictions with respect to the Lock-Up Agreement and enter into this Agreement on the terms and conditions as provided below.

           ACCORDINGLY, in consideration of the foregoing information and the mutual agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Termination of Lock-Up Agreement. In consideration of the non-compete agreement set forth below and the Stockholder’s willingness to participate in the secondary offering and enter into a lock-up agreement with the underwriters, the Company, Stockholder, and the Stockholder Affiliated Entities hereby terminate the Lock-Up Agreement.

2. Restrictive Covenants.   In consideration of the agreement of the Company to terminate the Lock-Up Agreement and the opportunity to participate in the secondary offering, the Stockholder agrees to be bound by the following restrictive covenants.

a.
Non-Compete. Stockholder agrees that, during the Restricted Period (as defined in Section 2(e) below), Stockholder shall not, directly or indirectly, accept employment with, engage in or participate, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, partner, joint venturer, agent, equity owner, independent distributor or in any other capacity whatsoever, with any Competitive Business (as defined in Section 2(e) below); provided, however, that the foregoing restriction shall not apply to (i) Stockholder if it is the Company that elects to terminate Stockholder’s service to the Company, and (ii) diversified mutual fund investments which may result in the indirect ownership of interests in a competing company.

b.
Restricting Solicitation.  Stockholder agrees that, during the Restricted Period, Stockholder shall not solicit the distributors of the Company or its affiliates (a) to participate in any other direct selling or network marketing company, or (b) to purchase any product or service other than the Company’s products and services.  Stockholder agrees that Stockholder will also not assist any other person or entity in any manner to do any of the foregoing during the Restricted Period.  This Section 2(b) shall not preclude Stockholder from general advertising for any product or service, provided that such advertisement is not (i) targeted or directed at distributors of the Company or its affiliates; or (ii) related to a Competitive Business.

c.
Non-Endorsement. Stockholder shall not at any time during the Restricted Period, personally and publicly speak on behalf of or personally and publicly endorse any Competitive Business or Competitive Product (as defined in Section 2(e) below), or allow Stockholder’s name or likeness to be used in any way to promote any Competitive Business or Competitive Product.

d.
Reformation. The Company intends to restrict the activities of Stockholder under this Agreement only to the extent necessary for the protection of the legitimate business interests of the Company.  It is the intention and agreement of the parties that all of the terms and conditions hereof be enforced to the fullest extent permitted by law.  In the event that the provisions of this Agreement should ever be deemed or adjudged by a court of competent jurisdiction to exceed the time or geographical limitations permitted by applicable law, then such provisions shall nevertheless be valid and enforceable to the extent necessary for such protection as determined by such court, and such provisions will be reformed to the maximum time or geographic limitations as determined by such court.

e.	Definitions.

i.
“Restricted Period” shall mean the period in which Stockholder is acting in any capacity (i.e. employee, director, consultant, advisor, independent distributor, etc.) with the Company and for a period of two (2) years after termination of Stockholder’s service to the Company or its affiliates in any and all capacities.

ii.
“Competitive Business” shall mean direct sales or multi-level marketing company that competes with the business of the Company or its affiliates (as such business is set forth in the Company’s most recent Annual Report on Form 10-K).

iii.	“Competitive Product” shall mean any product that is substantially similar to or competes with a product offered or sold by the Company or any of its affiliates.

f.
Commercial Enterprises. As a point of clarification, the restrictions in paragraphs (a) and (c) of this Section 2 shall not preclude Stockholder from participating in any commercial enterprise that markets and sells Competitive Products, provided that (i) such commercial enterprise is not a Competitive Business; and (ii) Stockholder complies with Section 2(c) and does not publicly speak on behalf of or  publicly endorse  any Competitive Product marketed and sold by the commercial enterprise, or allow Stockholder’s name or likeness to be used in any way to promote any Competitive Product marketed or sold by the commercial enterprise.  By way of example, if Stockholder invested in a retail store that sold, among other products, cosmetics products, Stockholder would not be in violation of this Section 2 provided that such retail store had no involvement with a Competitive Business and Stockholder did not publicly speak on behalf of or publicly endorse, or allow [his/her] name or likeness to be used to promote any products that were Competitive Products.

g.
Acknowledgement.  Stockholder acknowledges that his or her position as a founding stockholder and spokesperson of the Company is an important factor to the on-going success of the Company’s operation in each product category and in each geographic location in which the Company operates. In addition, Stockholder acknowledges that his or her employment or involvement with any other competitive entity in particular would create the impression that Stockholder has left the Company for a “better opportunity,” which could damage the Company by this perception in the minds of the Company’s independent distributors. Therefore, Stockholder acknowledges that his or her non-solicitation, non-endorsement, and non-competition covenants hereunder are fair and reasonable and should be construed to apply to the fullest extent possible by applicable laws.  Stockholder has carefully read this Agreement, has consulted with independent legal counsel to the extent Stockholder deems appropriate, and has given careful consideration to the restraints imposed by the Agreement.

h.
Injunctive Relief.  Stockholder acknowledges: (a) that compliance with the restrictive covenants contained in this Agreement are necessary to protect the business and goodwill of the Company or its affiliates and (b) that a breach may result in irreparable and continuing damage to the Company or its affiliates, for which money damages may not provide adequate relief.  Consequently, Stockholder agrees that, in the event that Stockholder breaches or threatens to breach these restrictive covenants, the Company or its affiliates shall be entitled to (1) a preliminary or permanent injunction, without bond, to prevent the continuation of harm and (2) money damages insofar as they can be determined with respect to a material breach.  Nothing in this Agreement shall be construed to prohibit the Company or its affiliates from also pursuing any other remedy, the parties having agreed that all remedies are cumulative and not mutually exclusive.

3. Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah.

4. Binding Effect.  This Agreement will be binding upon and inure to the benefit of the Company, its successors and assigns, and to the Stockholder and Stockholder Affiliated Entities, and their respective heirs, personal representatives, successors and assigns.

5. Entire Understanding.  This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and the transactions contemplated hereby and supersedes all prior written and oral agreements, arrangements and understandings relating to the subject matter hereof.  This Agreement may not be changed orally, but may only be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

6. Counterparts.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, of the parties hereto.

7.  Severability.  If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court or administrative agency to be void or unenforceable in whole or in part, this adjudication shall not affect the validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph.  Each provision, paragraph, and subparagraph of this Agreement is severable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been signed as of the date first written above.

NU SKIN ENTERPRISES, INC.

a Delaware Corporation

By:

Name:

Title:

STOCKHOLDER:

Signature:

Name:  [______________]

STOCKHOLDER’S SPOUSE (as applicable):

Signature:  __________________________________

Name:  [______________]

STOCKHOLDER AFFILIATED ENTITIES

[______________]

By:           ___________________________________

           [______________]

Its:           [______________]